                                                                EXHIBIT 21

LIST OF SUBSIDIARIES OF TRANSAMERICA CORPORATION

All majority owned subsidiaries are included in the consolidated financial statements of the Corporation (all voting securities owned 100% directly or indirectly by the Corporation).

                                                      Jurisdiction of
                                                       Organization
                                                          of Named
                                                         Subsidiary
                                                      _______________

ARC Reinsurance Corporation                           Hawaii

Pyramid Insurance Company, Ltd.                       Hawaii
  Pacific Cable Ltd.                                  Bermuda
     TC Cable, Inc.                                   Delaware

River Thames Insurance Company Ltd.                   United Kingdom

RTI Holdings, Inc.                                    Delaware

Transamerica Airlines, Inc.                           Delaware

Transamerica Asset Management Group, Inc.             Delaware
  Criterion Investment Management Company             Texas

Transamerica CBO I, Inc.                              Delaware

Transamerica Delaware, L.P.                           Delaware

Transamerica Finance Group, Inc.                      Delaware
     BWAC Twelve, Inc.                                Delaware
        Transamerica Insurance Finance Corporation    Maryland
           Transamerica Insurance Finance Company
             (Europe)                                 Maryland
           Transamerica Insurance Finance
             Corporation, California                  California
           Transamerica Insurance Finance
             Corporation, Canada                      Canada
     Transamerica Finance Corporation                 Delaware
        TA Leasing Holding Co., Inc.                  Delaware
           Trans Ocean Ltd.                           Delaware
              Trans Ocean Container Corp.             Delaware
                 Cool Solutions, Inc.                 Delaware
                 TOD Liquidating Corp.                California
                 TOL S.R.L.                           Italy
                 Trans Ocean Leasing Deutschland
                   GMBH                               Germany
                 Trans Ocean Leasing PTY Limited      Australia
                 Trans Ocean Management Corporation   Switzerland
                 Trans Ocean Regional Corporate
                   Holdings                           California


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                                                     Jurisdiction of
                                                       Organization
                                                          of Named
                                                         Subsidiary
                                                      _______________

                 Trans Ocean SARL                     France
                 Trans Ocean Tank Services
                   Corporation                        Delaware
              Trans Ocean Container Finance
                Corporation                           Delaware
           Transamerica Leasing Inc.                  Delaware
              Better Asset Management Company LLC     Delaware
              Greybox L.L.C.                          Delaware
              Transamerica Leasing Holdings Inc.      Delaware
                 Greybox Services Limited             United Kingdom
                 Intermodal Equipment, Inc.           Delaware
                    Transamerica Leasing N.V.         Belgium
                    Transamerica Leasing SRL          Italy
                 Transamerica Distribution Services
                   Inc.                               Delaware
                 Transamerica Leasing Coordination
                   Center                             Belgium
                 Transamerica Leasing do Brasil Ltda. Brazil
                 Transamerica Leasing GmbH            W. Germany
                 Transamerica Leasing Limited         United Kingdom
                    ICS Terminals (UK) Limited        United Kingdom
                 Transamerica Leasing Pty. Ltd.       Australia
                 Transamerica Leasing (Canada) Inc.   Canada
                 Transamerica Leasing (HK) Ltd.       Hong Kong
                 Transamerica Leasing (Proprietary)
                   Limited                            South Africa
                 Transamerica Tank Container Leasing
                   Pty. Limited                       Australia
                 Transamerica Trailer Holdings I Inc. Delaware Transamerica Trailer Holdings II
                   Inc.                               Delaware
                 Transamerica Trailer Holdings III
                   Inc.                               Delaware
                 Transamerica Trailer Leasing AB      Sweden
                 Transamerica Trailer Leasing A/S     Denmark
                 Transamerica Trailer Leasing GmbH    Germany
                 Transamerica Trailer Leasing S.A.    France
                 Transamerica Trailer Leasing S.p.A.  Italy
                 Transamerica Trailer Leasing
                   (Belgium) N.V.                     Belgium
                 Transamerica Trailer Leasing
                   (Netherlands) B.V.                  Netherlands
                 Transamerica Trailer Spain S.A.      Spain
                 Transamerica Transport Inc.          New Jersey
     TELCO Holding Co., Inc.                          Delaware
     Transamerica Commercial Finance
       Corporation, I                                 Delaware
        BWAC Credit Corporation                       Delaware
        BWAC International Corporation                Delaware


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
                                                     Jurisdiction of
                                                       Organization
                                                          of Named
                                                         Subsidiary
                                                      _______________

        Transamerica Business Credit Corporation      Delaware
           The Plain Company                          Delaware
        Transamerica Global Distribution Finance
          Corporation                                 Delaware
        Transamerica Inventory Finance Corporation    Delaware
           BWAC Seventeen, Inc.                       Delaware
              Transamerica Commercial Finance
                Canada, Limited                       Canada
              Transamerica Commercial Finance
                Corporation, Canada                   Canada
                 TCF Commercial Leasing
                   Corporation, Canada                Canada
           BWAC Twenty-One, Inc.                      Delaware
              Transamerica Commercial Holdings
                Limited                               United Kingdom
                 Transamerica Commercial Finance
                   Limited                            United Kingdom
                 Transamerica Trailer Leasing
                   Limited                            United Kingdom
           Transamerica Commercial Finance
             Corporation                              Delaware
              TCF Asset Management Corporation        Colorado
              Transamerica Joint Ventures, Inc.       Delaware
           Transamerica Commercial Finance
             France S.A.                              France
           Transamerica GmbH Inc.                     Delaware
              Transamerica Financieringsmattschappij
                B.V.                                  Netherlands
              Transamerica GmbH - Germany             Germany
     Transamerica Finance Loan Company                Delaware
     Transamerica Financial Services Holding
       Company                                        Delaware
        Arcadia General Insurance Company             Arizona
        Arcadia National Life Insurance Company       Arizona
        First Credit Corporation                      Delaware
        Pacific Agency, Inc.                          Indiana
        Pacific Agency, Inc.                          Nevada
        Pacific Finance Loans                         California
        Pacific Service Escrow Inc.                   Delaware
        Transamerica Acceptance Corporation           Delaware
           Transamerica Financial Services
             Limited, U.K.                            United Kingdom
        Transamerica Credit Corporation               Nevada
        Transamerica Credit Corporation
          (Washington)                                Washington
        Transamerica Financial Consumer Discount
          Company (Pennsylvania)                       Pennsylvania




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
                                                     Jurisdiction of
                                                       Organization
                                                          of Named
                                                         Subsidiary
                                                      _______________

        Transamerica Financial Corporation            Nevada
           Transamerica Financial Services
             Mortgage Company                         Delaware
        Transamerica Financial Professional
          Services, Inc.                              California
        Transamerica Financial Services               California
           NAB Services, Inc.                         California
        Transamerica Financial Services Company       Ohio
        Transamerica Financial Services Inc.          Hawaii
        Transamerica Financial Services Inc.          Minnesota
        Transamerica Financial Services of Dover,
          Inc.                                        Delaware
        Transamerica Financial Services, Inc.         Alabama
        Transamerica Financial Services, Inc.         British Columbia
        Transamerica Financial Services, Inc.         New Jersey
        Transamerica Financial Services, Inc.         Texas
        Transamerica Financial Services, Inc.         West Virginia
        Transamerica Insurance Administrators, Inc.   Delaware
        Transamerica Mortgage Company                 Delaware
  Transamerica Financial Services Finance Co.         Delaware
  Transamerica HomeFirst, Inc.                        California

Transamerica Foundation                               California

Transamerica Information Management Services, Inc.    Delaware

Transamerica Insurance Corporation of California      California
  Arbor Life Insurance Company                        Arizona
  Plaza Insurance Sales, Inc.                         California
  Transamerica Advisors, Inc.                         California
  Transamerica Annuity Service Corporation            New Mexico
  Transamerica Financial Resources, Inc.              Delaware
     Financial Resources Insurance Agency of Texas    Texas
     TBK Insurance Agency of Ohio, Inc.               Ohio
     Transamerica Financial Resources Insurance
       Agency of Alabama Inc.                         Alabama
     Transamerica Financial Resources Insurance
       Agency of Massachusetts Inc.                   Massachusetts
  Transamerica International Insurance Services, Inc. Delaware
     Home Loans and Finance Ltd.                      United Kingdom
  Transamerica Occidental Life Insurance Company      California
     Bulkrich Trading Limited                         Hong Kong
     First Transamerica Life Insurance Company        New York
     NEF Investment Company                           California
     Transamerica Life Insurance and Annuity Company  North Carolina
        Transamerica Assurance Company                Colorado
     Transamerica Life Insurance Company of Canada    Canada
     Transamerica Variable Insurance Fund, Inc.       Maryland
     USA Administration Services, Inc.                Kansas


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
                                                     Jurisdiction of
                                                       Organization
                                                          of Named
                                                         Subsidiary
                                                      _______________

  Transamerica Products, Inc.                         California
     Transamerica Leasing Ventures, Inc.              California
     Transamerica Products II, Inc.                   California
     Transamerica Products IV, Inc.                   California
     Transamerica Products I, Inc.                    California
  Transamerica Securities Sales Corporation           Maryland
  Transamerica Service Company                        Delaware

Transamerica International Holdings, Inc.             Delaware

Transamerica Investment Services, Inc.                Delaware

Transamerica LP Holdings Corp.                        Delaware

Transamerica Properties, Inc.                         Delaware
  Transamerica Retirement Management Corporation      Delaware

Transamerica Realty Services, Inc.                    Delaware
  Bankers Mortgage Company of California              California
  Pyramid Investment Corporation                      Delaware
  The Gilwell Company                                 California
  Transamerica Affordable Housing, Inc.               California
  Transamerica Minerals Company                       California
  Transamerica Oakmont Corporation                    California
  Ventana Inn, Inc.                                   California

Transamerica Telecommunications Corporation           Delaware






















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